Exhibit 21

Bagger Dave’s Subsidiaries

Ann Arbor Burgers, LLC

Berkley Burgers, LLC

Birch Run Burgers, LLC

Bloomfield Burgers, LLC

Brighton Burgers, LLC

Canton Burgers, LLC

Cascade Burgers, LLC

Centerville Burgers, LLC

Chesterfield Township Burgers, LLC

East Lansing Burgers, LLC

Fort Wayne North Burgers, LLC

Grand Blanc Burgers, LLC

Grand Rapids Burgers, LLC

Troy Burgers, LLC

Shelby Township Burgers, LLC

Traverse City Burgers, LLC

West Chester Township Burgers, LLC

West Grand Rapids Burgers, LLC

Woodhaven Burgers, LLC

Bagger Dave’s Franchising, LLC

AMC Burgers, LLC